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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EPIQ SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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EPIQ SYSTEMS, INC.

NOTICE OF SPECIAL MEETING
on
FEBRUARY 8, 2008
and
PROXY STATEMENT

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

January 4, 2008

Dear Shareholder:

        A special meeting of shareholders of Epiq Systems, Inc. will be held at 10:00 a.m., central time, on Friday, February 8, 2008, at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri 64112. The enclosed Notice of the Meeting and Proxy Statement contain detailed information about the business to be transacted at the meeting.

        On behalf of the board of directors and Management of the company, I cordially invite you to attend the special meeting of shareholders.

        The prompt return of your proxy in the enclosed business reply envelope or voting by telephone or via the Internet (as described on the proxy card) will help ensure that as many shares as possible are represented at the special meeting.

Sincerely,
EPIQ SYSTEMS, INC.

Tom W. Olofson Chairman and Chief Executive Officer

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on February 8, 2008

TO THE SHAREHOLDERS OF EPIQ SYSTEMS, INC.

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Epiq Systems, Inc. (the "company") will be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri 64112 at 10:00 a.m., central time, on Friday, February 8, 2008, for the following purposes:

  1.
  To approve an amendment to the company's Articles of Incorporation to increase the total number of authorized shares of common stock from 50,000,000 to 100,000,000; and

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only shareholders of record at the close of business on December 31, 2007, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. On December 31, 2007, the record date for the special meeting, there were 35,258,820 shares of common stock outstanding. Each outstanding share is entitled to one vote.

        The board of directors of the company encourages you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet (as described on the proxy card), regardless of whether or not you intend to be present at the special meeting.

By Order of the Board of Directors

Elizabeth M. Braham, Secretary

Kansas City, Kansas
January 4, 2008

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
To be held Friday, February 8, 2008

SOLICITATION AND REVOCABILITY OF PROXIES

        This proxy statement and the enclosed proxy card are furnished to the shareholders of Epiq Systems, Inc., a Missouri corporation, in connection with the solicitation of proxies by the company for use at the special meeting of shareholders, and any adjournments or postponement thereof, to be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri at 10:00 a.m., central time, on Friday, February 8, 2008. The mailing of this proxy statement, the proxy and the notice of special meeting is expected to commence on January 4, 2008.

        You are requested to vote your shares by following the instructions on the proxy for voting by telephone or via the Internet or by completing, signing and promptly returning the proxy in the enclosed postage prepaid envelope. Your proxy may be revoked by written notice of revocation delivered to the secretary of the company, by executing and delivering a later dated proxy or by voting in person at the special meeting. Attendance at the special meeting will not constitute a revocation of your proxy unless you vote in person at the special meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the special meeting will be voted in accordance with the shareholders' instructions. If no instructions are given, proxies will be voted as follows:

  a.
  to amend the company's Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000; and

  b.
  in the discretion of the proxy holder as to any other matter coming before the special meeting.

        The company has engaged Morrow & Co., LLC ("Morrow") to solicit proxies for the company, at an anticipated cost of approximately $7,500. In addition to the use of the mails, solicitation may be made by Morrow or the company's employees personally or by telephone, facsimile or electronic transmission. All costs of solicitation will be borne by the company.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

        Only the holders of record of shares of common stock as of the close of business on December 31, 2007, are entitled to vote on the matters to be presented at the special meeting, either in person or by proxy. At the close of business on December 31, 2007, there were outstanding and entitled to vote a total of 35,258,820 shares of common stock, constituting all of the outstanding voting securities of the company.

        The presence at the special meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock as of the record date is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the special meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. Each share of common stock is entitled to one vote for each matter to be brought to a vote of the shareholders at the special meeting. The vote by the holders of a majority of all outstanding shares of common stock is required to approve the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of common stock of the company. While abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the special meeting, they have the effect of a negative vote on the proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares of common stock for (i) each director and nominee for election as a director of the company; (ii) each officer named in the Summary Compensation Table in the Proxy Statement for the company's 2007 annual meeting of shareholders, (iii) all directors and executive officers as a group, and (iv) each person known to the company to be the beneficial owner of more than 5% of the outstanding shares. Beneficial ownership is shown based on outstanding shares as of December 14, 2007. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Named Executive Officers and Directors(3)
Tom W. Olofson(4)	5,025,000	13.6
Christopher E. Olofson(5)	2,118,000	5.7
W. Bryan Satterlee(6)	90,875	*
Edward M. Connolly, Jr.(7)	66,563	*
James A. Byrnes(8)	29,000	*
Joel Pelofsky(9)	27,300	*
Elizabeth M. Braham(10)	775,000	2.2
Lorenzo Mendizabal(11)	37,500	*
Ron Jacobs(12)	18,000	*
All directors and named executive officers as a group (9 persons)(13)	8,187,238	22.2
5% Shareholders(14)
St. Denis J. Villere & Co., LLC(15) 601 Poydras St., Suite 1808 New Orleans, LA 70130	2,847,842	8.1
Highbridge International LLC(16) The Cayman Corporate Centre, 4th Floor 27 Hospital Road Grand Cayman, Cayman Islands, British West Indies	3,142,860	8.4
FMR Corp.(17) 82 Devonshire Street Boston, MA 02109	4,524,675	12.8
Goodgate Holdings Limited c/o Close Trustees (Switzerland) SA 6 Place des Eaux-Vives 1207 Geneva, Switzerland	1,842,752	5.2

*
Less than one percent

(1)
Includes shares of common stock issuable upon the exercise of options or conversion of convertible debt that as of December 14, 2007, are currently exercisable or exercisable within 60 days thereafter.

(2)
Computed for each executive officer and director and for executive officers and directors as a group on the basis of shares of common stock outstanding as of December 14, 2007 plus the options currently exercisable or exercisable within 60 days thereafter, and computed for each of the other 5% shareholders on the basis of the shares outstanding as of December 14, 2007 plus the number of shares into which convertible debt may be converted.

(3)
The address of all the named individuals is c/o Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

(4)
Includes 75,000 shares owned by Mr. Olofson's spouse, Jeanne H. Olofson, as to which Mr. Olofson disclaims beneficial ownership and 157,500 shares owned by the Tom W. and Jeanne H. Olofson Foundation, as to which Mr. Olofson shares beneficial ownership, and 1,687,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of the record date. Includes 910,000 shares pledged as security. Excludes 207,499 shares and options owned by Scott W. Olofson, Mr. Olofson's son, as to which shares and options Mr. Olofson disclaims beneficial ownership.

(5)
Includes 1,998,750 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(6)
Includes 55,875 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(7)
Includes 64,313 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(8)
Includes 28,250 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(9)
Includes 26,250 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(10)
Includes 775,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(11)
Includes 37,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(12)
Includes 18,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007.

(13)
Includes 4,691,438 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after December 14, 2007, and 910,000 shares pledged as security. Includes beneficial ownership information for Ron Jacobs, president of the company's Epiq Bankruptcy Solutions subsidiary, who is a named executive officer for purposes of this proxy statement.

(14)
Excludes 5% shareholders listed above as executive officers or directors. Beneficial ownership of common stock is based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, registered shareholder lists maintained by the company's stock transfer agent and other information available to the company.

(15)
Has shared voting and dispositive power with respect to 2,556,692 of the shares beneficially owned.

(16)
Has shared voting and dispositive power with respect to all of the shares beneficially owned. Has the right to acquire beneficial ownership of 2,142,860 shares through the conversion of outstanding debt securities. Calculation of ownership percentage includes the dilutive effect of share conversion on total outstanding shares.

(17)
Has no power to vote 4,103,898 shares owned directly by Fidelity Funds, an entity controlled by FMR Corp.

PROPOSAL TO INCREASE THE
COMPANY'S AUTHORIZED COMMON STOCK

        The company is currently authorized to issue 50,000,000 shares of common stock, par value $.01 per share. The company's board of directors recommends that the shareholders approve an amendment (the "Share Amendment") to the company's Articles of Incorporation that would increase the authorized shares of the company's common stock from 50,000,000 shares to 100,000,000 shares. If the Share Amendment is approved by the company's shareholders, the introductory paragraph of ARTICLE THIRD of the company's Articles of Incorporation, as amended, will read as follows:

  THIRD. The total number of shares of all classes of stock which the corporation shall have the authority to issue is One-Hundred-Two Million (102,000,000) consisting of One-Hundred Million (100,000,000) shares of Common Stock, $0.01 par value per share, and Two Million (2,000,000) shares of Preferred Stock, $1.00 par value per share.

        The proposed Share Amendment does not change the number of authorized shares of preferred stock or change in any manner the terms of the preferred stock set forth in the Articles of Incorporation.

        The company proposes to increase the number of authorized shares of its common stock to 100,000,000 shares to provide additional shares for general corporate purposes, including stock dividends and splits, raising additional capital, issuances pursuant to employee equity incentive plans and possible future acquisitions. The company has issued shares of common stock for each of these three designated purposes in the past seven years, as described in more detail below. The board of directors believes that an increase in the total number of shares of authorized common stock will better enable the company to meet its future needs and provide greater flexibility in responding to advantageous business opportunities. The proposed increase will also provide additional shares for corporate purposes generally. If the Share Amendment is approved by the shareholders, the future issuance of shares normally would not require any additional action or approvals by the shareholders, other than issuance of shares under equity incentive plans beyond the current authorized maximum share limits in those plans. Amendments to those equity incentive plans to increase the maximum number of available shares of common stock or the establishment of new equity incentive plans will require shareholder approval of the amendments or the new plans.

        The company's shareholders last approved an amendment to the company's Articles of Incorporation to increase the number of authorized shares of common stock in June 2001. At that time, the authorized common stock was increased from 20,000,000 shares to 50,000,000 shares. As of December 31, 2007, the company has outstanding 35,258,820 shares, approximately 4,286,000 shares issuable upon conversion of the convertible notes discussed below, and approximately 8,063,000 shares issuable upon the exercise of outstanding options, leaving less than 2,400,000 shares available for issuance for future corporate purposes.

        Since June 2001, the company has issued common stock primarily (i) for stock splits, (ii) in capital raising transactions, (iii) in payment of a portion of the purchase price for acquired businesses, and (iv) in conjunction with the company's stock option and equity incentive plans and arrangements, all as generally described below.

        Stock Splits.    In 2001, the company had two separate common stock splits. The company's first 3-for-2 stock split, effected in the form of a 50% stock dividend, was paid on February 23, 2001 (prior to the 2001 amendment to the Articles of Incorporation to increase the number of shares of authorized common stock to 50,000,000). The company's second 3-for-2 stock split in 2001, also effected in the form of a 50% stock split, was paid on November 30, 2001, and resulted in the issuance of an additional 4,798,000 shares of common stock.

        In May 2007, the company's board of directors approved the third 3-for-2 stock split, effected as a 50% stock dividend, payable June 7, 2007, to holders of record as of May 24, 2007. In that stock split, the company issued an additional 9,739,000 shares of common stock, and reserved for issuance an additional 1,429,000 shares of common stock upon the conversion of the outstanding convertible notes, as described below.

        Capital Raising Transactions.    The company has issued common stock in four separate capital raising transactions since the shareholders last approved an increase in the authorized common stock in June 2001, as follows:

  •
  On June 29, 2001, the company issued 1,500,000 shares of common stock (3,375,000 shares after giving effect to the two stock splits described above) in a registered public offering.

  •
  On November 7, 2002, the company issued 2,000,000 shares of common stock (3,000,000 shares after giving effect to the 2007 stock split described above) in a limited institutional offering.

  •
  On June 10, 2004, the company issued $50,000,000 principal amount of contingent convertible subordinated notes, which presently are convertible into approximately 4,286,000 shares (after giving effect to the 2007 stock split described above) at a conversion price of $11.67 per share. While these convertible notes have not yet been converted into common stock, the company has and is required to keep the 4,286,000 conversion shares reserved for issuance upon conversion of the notes. The note holders have the right to convert the notes into common stock at any time at the option of each note holder.

  •
  On November 20, 2007, the company issued 5,000,000 shares of common stock in a registered direct offering.

        The proceeds of each of these offerings were used to reduce indebtedness the company had incurred to finance various acquisitions since 2001 and to pay expenses of the offerings.

        Stock Issuances in Acquisition Transactions.    Since June 2001, the company has issued common stock in two separate acquisition transactions in which the issued shares of common stock have represented a portion (normally under 25%) of the purchase price for the acquired business, as follows:

  •
  On January 31, 2003, the company acquired 100% of the membership interests in Bankruptcy Services LLC for an aggregate purchase price of approximately $67,000,000, consisting of $49,000,000 in cash and $16,500,000 of restricted common stock of the company (1,581,000 shares after giving effect to the 2007 stock split described above). The company entered the Chapter 11 bankruptcy reorganization claims administration business with this acquisition.

  •
  On November 15, 2005, the company acquired all the issued and outstanding shares of capital stock of nMatrix, Inc., a Delaware corporation, and nMatrix Australia Pty. Ltd., an Australian company, for approximately $126,200,000, consisting of approximately $102,000,000 cash and $24,200,000 in common stock of the company (1,843,000 shares after giving effect to the 2007 stock split described above). The company entered the electronic discovery business with this acquisition.

        The company regularly evaluates potential business acquisitions of different types and sizes as part of its ongoing strategic plan. Potential future acquisitions could be structured in a manner that includes payment of a portion of the acquisition price in shares of the company's common stock. As of the date of this proxy statement, the company has no materials plans, understandings or agreements for the issuance of shares of common stock of the company in conjunction with any acquisitions.

        Stock Issued and Available for Issuance under Stock Option Plans and Arrangements.    The company has two stock option or equity incentive plans under which the company has issued stock options and restricted stock awards in the past: the 1995 Stock Option Plan and the 2004 Equity Incentive Plan.

Both have been approved by the shareholders of the company. The 1995 Plan was frozen at the time the 2004 Plan was adopted and approved by the shareholders, and no further options have been granted under the 1995 Plan since June 2004. Inducement stock options have previously been issued by the company in conjunction with entering into employment arrangements with (i) various key executives of the company, and (ii) key executives and employees of acquired businesses at the times those businesses were being acquired by the company. These inducement stock options have not been subject to prior shareholder approval, in accordance with Nasdaq rules for shareholder approval of certain stock-based compensation plans and arrangements.

        As of the date of this Proxy Statement, the company has outstanding options to purchase an aggregate of approximately 7,568,000 shares under the 1995 Plan and the 2004 Plan, and options to purchase an aggregate of approximately 495,000 shares through inducement stock options.

        The maximum number of shares of common stock that the company's compensation committee may issue under the 2004 Plan is 7,500,000 shares, and as of the record date, the company has issued 591,000 shares upon the exercise of awards under the 2004 Plan, and the company has outstanding under the 2004 Plan options to purchase an aggregate of 5,045,000 shares of common stock, leaving 1,864,000 shares of common stock available for issuance upon the future grant of stock options or other stock-based awards under the 2004 Plan. The approval of the Share Amendment will not, however, affect the maximum number of shares issuable under the 2004 Plan. Any amendment to that plan to increase the maximum number of shares available for issuance thereunder or the adoption of a new equity incentive plan will require shareholder approval of the amendment or the new plan.

        Upon issuance, the additional shares of authorized common stock will have rights identical to the currently outstanding shares of common stock. Adoption of the amendment will not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders. To the extent that the additional authorized shares of common stock are issued in the future, however, may decrease existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and have a negative effect on the market price of the common stock. Issuance of the additional shares of authorized common stock may be made without shareholder approval, unless otherwise required by applicable laws.

        The board of directors believes that, as proposed, the approval of the proposed amendment to the company's Articles of Incorporation to increase the authorized shares of common stock is in the best interests of the shareholders of the company. Approval of this proposal requires a vote in favor of the amendment by the holders of a majority of the company's outstanding shares of common stock.

        The board of directors recommends that shareholders vote FOR the proposal to amend the company's Articles of Incorporation to increase the company's authorized shares of common stock.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        Shareholders wishing to communicate with the members of the board of directors may send correspondence to the board of directors, c/o Corporate Secretary, 501 Kansas Avenue, Kansas City, Kansas 66105. It is the company's intention, unless the volume of communications is prohibitive, to forward all non-frivolous correspondence to the board of directors or the appropriate member thereof.

OTHER MATTERS

        The board of directors is not aware of any matter that will be presented for action at the special meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Tom W. Olofson Chairman and Chief Executive Officer

January 4, 2008

EPIQ SYSTEMS, INC.

SPECIAL MEETING OF SHAREHOLDERS
Friday, February 8, 2008
10:00 a.m.

InterContinental Hotel
401 Ward Parkway
Kansas City, Missouri 64112

Epiq Systems, Inc. 501 Kansas Avenue, Kansas City, Kansas 66105	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on February 8, 2008.

The undersigned hereby appoints Tom W. Olofson and Christopher E. Olofson, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of Epiq Systems, Inc. of record in the name of the undersigned at the close of business on December 31, 2007, at the special meeting of shareholders of Epiq Systems, Inc. to be held on February 8, 2008, or at any adjournment or adjournments, hereby revoking all former proxies.

See reverse for voting instructions.

BACK

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #
VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 7, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. If you have not been issued a Social Security Number, the voice will provide you with alternative instructions.
VOTE BY INTERNET—http://www.eproxy.com/epiq/—QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 7, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot. If you have not been issued a Social Security Number, the online instructions will provide you with alternative instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Epiq Systems, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Item 1.

1.	Amendment of Articles of Incorporation— Increase Authorized Common Stock:	☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
  Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To be held on February 8, 2008
TO THE SHAREHOLDERS OF EPIQ SYSTEMS, INC.
SOLICITATION AND REVOCABILITY OF PROXIES
OUTSTANDING VOTING SECURITIES OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
OTHER MATTERS